UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2020, Blackstone Real Estate Income Trust, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. A quorum was present at the meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following seven individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Frank Cohen	740,424,465	13,238,399	64,137,037	26,103,405
A.J. Agarwal	711,487,624	39,069,258	67,243,019	26,103,405
Wesley LePatner	711,010,403	38,516,063	68,273,435	26,103,405
Raymond J. Beier	734,002,703	13,899,655	69,897,543	26,103,405
Richard I. Gilchrist	733,722,299	16,184,722	67,892,880	26,103,405
Field Griffith	732,302,960	16,114,286	69,382,655	26,103,405
Edward Lewis	734,097,853	15,589,171	68,112,877	26,103,405

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

Votes For	Votes Against	Votes Abstained
787,871,113	12,171,642	43,860,551

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: June 17, 2020
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary